Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265371

PROSPECTUS

9,677,419 Shares of Common Stock

This prospectus covers the offer and resale from time to time of up to 9,677,419 shares (the “Shares”) of common stock, par value $0.001 per share, of Meta Materials Inc., a Nevada corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors. The Shares offered by the selling stockholders consist of 9,677,419 shares of common stock that were privately issued pursuant to that certain Agreement for the Sale and Purchase of the Entire Issued Share Capital of Plasma App Ltd. (the “Acquisition Agreement”), by and among the Company, Dmitry Yarmolich and Dzianis Yarmolich, dated as of March 31, 2022 (the “Acquisition”). As a result of the Acquisition, the Company acquired Plasma App Ltd., a private company limited by shares incorporated in England and Wales.

The selling stockholders identified in this prospectus may offer the shares of common stock pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 9. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our common stock is listed on Nasdaq Stock Market LLC, or Nasdaq, under the symbol “MMAT.” On June 9, 2022, the last reported sale price of our common stock was $1.56 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference in this prospectus, as updated by any applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2022.

ABOUT THIS PROSPECTUS

We urge you to carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company” and similar designations refer to Meta Materials Inc., together with its consolidated subsidiaries.

Company Overview

The Company is a developer of high-performance functional materials and nanocomposites.

The Company has generated a portfolio of intellectual property and is now moving toward commercializing products at a performance and price point combination that has the potential to be disruptive in multiple market verticals. The Company’s platform technology includes holography, lithography, and medical wireless sensing. The underlying approach that powers the Company’s platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat, and electromagnetic waves in unusual ways. The Company’s advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission.

Controlling light, heat, electricity, and radio waves have played key roles in technological advancements throughout history. Advances in electrical and electromagnetic technologies, wireless communications, lasers, and computers have all been made possible by challenging the understanding of how light and other types of energy naturally behave, and how it is possible to manipulate them.

Over the past 20 years, techniques for producing nanostructures have matured, resulting in a wide range of groundbreaking solutions that can control light, heat, and electromagnetic waves at very small scales. Some of the areas of advancement that have contributed to these techniques are photonic crystals, nanolithography, plasmonic phenomena and nanoparticle manipulation. From these advances, a new branch of material science has emerged – metamaterials. Metamaterials are composite structures, consisting of conventional materials such as metals and plastics, which are engineered by scientists to exhibit new or enhanced properties relating to reflection, refraction, diffraction, filtering, conductance and other properties that have the potential for multiple commercial applications.

A metamaterial typically consists of a multitude of structured unit nano-cells that are comprised of multiple individual elements. These are referred to as meta-atoms. The individual elements are usually arranged in periodic patterns that, together, can manipulate light, heat, or electromagnetic waves. Development strategies for metamaterials and functional surfaces focus on structures that produce unusual and exotic electromagnetic properties by manipulating light and other forms of energy in ways that have never been naturally possible. They gain their properties not as much from their composition as from their exactingly designed structures. The precise shape, geometry, size, orientation, and arrangement of these nanostructures affect the light and other electromagnetic waves to create material properties that are not easily achievable with conventional materials.

The Company has many product concepts currently in various stages of development with multiple potential customers in diverse market verticals. The Company’s business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables the Company to understand market dynamics and ensure the relevance and need for its products.

Company Information

Our principal executive offices are located at 1 Research Drive, Dartmouth, Nova Scotia B2Y 4M9 and our telephone number is (902) 482-5729. Our corporate website address is www.metamaterial.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing. You should not rely on any such information in making your decision whether to purchase our common stock. We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Acquisition Agreement

On April 1, 2022, the Company completed the Acquisition in accordance with the terms of the Acquisition Agreement. Pursuant to the Acquisition Agreement, we agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares acquired by the selling stockholders pursuant to the Acquisition Agreement, and to use best efforts to cause such registration statement to become effective as soon as practicable.

The description of the Acquisition Agreement is not complete and is qualified in its entirety by reference to the Acquisition Agreement, which was filed with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as amended on June 1, 2022. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

THE OFFERING

Common stock offered by selling stockholders	Up to 9,677,419 shares of common stock that were privately issued pursuant to the Acquisition Agreement, upon closing of the Acquisition.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

Risk factors	You should read the “Risk Factors” section included in this prospectus, and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Stock Market LLC symbol	“MMAT”

The selling stockholders named in this prospectus may offer and sell up to 9,677,419 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in the Acquisition, respectively, as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described below, and the risk factors set forth under “Risk Factors” in our recent Annual Report on Form 10-K, as amended, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management, as well as assumptions made by, and information currently available to management. No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including those risks. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Such factors may be amplified by global events such as the COVID-19 pandemic and the geopolitical tensions related to Russia’s actions in Ukraine and the potential impact on our business and the global economy. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about competition from larger and more established companies in our markets, our ability to successfully grow its business and legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general as well as financial performance and expectations of our existing and prospective customers. Additional factors that may affect our future results are set forth in filings that we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, which is available on the SEC’s website at www.sec.gov, as well as factors discussed under the “Risk Factors” section of this prospectus.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the metamaterials industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. See “Where You Can Find Additional Information” beginning on page 12 of this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 9,677,419 shares of our common stock by the selling stockholders named below, and their donees, pledgees, transferees or other successor-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “selling stockholders”). These shares consist of 9,677,419 shares of common stock that were privately issued pursuant to the Acquisition Agreement, upon closing of the Acquisition. See “Prospectus Summary—Acquisition Agreement.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of May 27, 2022. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of May 27, 2022, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The percentages of shares owned after the offering are based on 296,692,943 shares of common stock outstanding as of May 27, 2022, which includes the outstanding shares of common stock offered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number	Offered	Number	Percentage
Dmitry Yarmolich	4,838,710	4,838,710	—	—
Dzianis Yarmolich	4,838,709	4,838,709	—	—

(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Acquisition Transaction,” on March 31, 2022, we entered into the Acquisition Agreement pursuant to which we issued shares of common stock to the selling stockholders in exchange for all of the outstanding shares of Plasma App Ltd., and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Upon the completion of the Acquisition, each selling stockholder became a service provider to the Company.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may, subject to compliance with our insider trading policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Pursuant to the Acquisition Agreement, we have agreed with the selling stockholders to use best efforts to cause the registration statement of which this prospectus constitutes a part to be declared effective by the SEC as soon as practicable, and to keep the registration statement continuously effective under the Securities Act until the earlier of (1) such time as all of the shares covered by this prospectus have been sold by the selling stockholders or (2) the date that all the shares covered by this prospectus may be sold by the selling stockholders without volume or manner of sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion to that effect, addressed and acceptable to the Company’s transfer agent and the selling stockholders.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by KPMG LLP, the Company’s independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.metamaterial.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022 and as amended on May 2, 2022;

•	our Quarterly Report on form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022 and as amended on June 1, 2022;

•	our Current Report on Form 8-K filed with the SEC on April 6, 2022;

•	the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K filed with the SEC on March 2, 2022, including any amendment or report updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at https://www.metamaterial.com by viewing the “Financials & Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729